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                                                                    EXHIBIT 24-2

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned Director or Officer of MCN Energy Group, Inc., a Michigan corporation, does hereby constitute and appoint, Alfred R. Glancy III, Daniel L. Schiffer and Gerard F. Kabzinski, and each of them, his true and lawful attorneys and agents,each with full power and authority (acting alone and without the others) to execute in his name and on his behalf and to file with the Securities and Exchange Commission an Annual Report on Form 10-K for the year ended December 31, 1998, including all amendments.

     IN WITNESS WHEREOF, I have executed this Power of Attorney this 3rd day of June, 1999.



                                                  /s/ Howard L. Dow III
                                                  -----------------------------
                                                      Howard L. Dow III